Legg Mason Partners Equity Trust

Legg Mason Partners International All Cap Growth Fund (N4Q4)

Sub-Item 77C (Results of a Special Meeting of Shareholders)
Registrant incorporates by reference Registrant's Form NSAR-
A
dated April 30, 2006 filed on June 28, 2006.
(Accession No. 000091485106000213)